UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 22, 2019

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Louisiana	001-35019	02-0815311
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 222-1145

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	HFBL	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On November 22, 2019, Home Federal Bancorp, Inc. of Louisiana (the “Company”) and Home Federal Bank (the “Bank”), the wholly-owned subsidiary of the Company, entered into a Separation Agreement with Mr. Daniel R. Herndon, Chairman of the Board and Special Projects Manager of the Company and the Bank (the “Separation Agreement”).  Under the terms of the Separation Agreement, Mr. Herndon retired as Chairman of the Board and director of the Bank effective as of the date of the Separation Agreement and will retire as Chairman of the Board and director of the Company effective December 31, 2019.  As of the date of the Agreement, Mr. Herndon was appointed Chairman Emeritus of the Bank.

Pursuant to the terms of the Separation Agreement, Mr. Herndon will continue to serve as Special Projects Manager of the Company and the Bank until March 31, 2020 or such earlier date on which he has a separation from service (the “Separation Date”).  Mr. Herndon will receive his current fee for serving as the Company’s Chairman of the Board through December 31, 2019 and a salary of $3,000 per month for serving as Special Projects Manager through the Separation Date.  As consideration for the release of claims and covenants in the Separation Agreement, Mr. Herndon will receive $6,083 per month for the first three months of 2020 and $9,083 per month for the last nine months of 2020.  Through the Separation Date, Mr. Herndon will receive benefits generally available to employees of the Bank and will be provided with an automobile.  The Bank will pay the premiums for Blue Cross Blue Shield Medicare supplement and Medicare Part D coverage for Mr. Herndon and his spouse though December 31, 2020 and will transfer title to the automobile to Mr. Herndon within ten (10) business days of the Separation Date.

The foregoing description is qualified in its entirety by reference to the Separation Agreement by and among the Company, the Bank and Mr. Herndon, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 1.02	Termination of a Material Agreement.

The Company and the Bank previously entered into a change in control agreement with Mr. Herndon effective January 1, 2018 (the “Change in Control Agreement”).  Pursuant to the terms of the Separation Agreement described in Item 1.01 above, the Change in Control Agreement will expire as of December 31, 2019.  As previously stated, a copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above in Item 1.01, pursuant to the terms of the Separation Agreement, Mr. Herndon, the Company’s Chairman of the Board and Special Projects Manager will retire as a director of the Company effective as of December 31, 2019 and will retire as Special Projects Manager of the Company effective March 31, 2020.  Reference is made to the Separation Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 9.01           Financial Statements and Exhibits

 (d) Exhibits

The following exhibits are included herewith.

Exhibit No.	Description
10.1	Separation Agreement by and among Home Federal Bancorp, Inc. of Louisiana, Home Federal Bank and Daniel R. Herndon, dated as of November 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date: November 22, 2019	By:	/s/ James R. Barlow
James R. Barlow
President and Chief Executive Officer

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